UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

EASTBRIDGE INVESTMENT GROUP CORPORATION
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

On February 6, 2013, our board of directors (the “Board”) appointed Wen Tao (Steve) Liu, Wei (William) Cao and Tony Liu to the Board, which became effective on March 5, 2013 upon Cellular Biomedicine Group, Inc.’s (the “Company”) compliance with the provisions of Section 14(f) of the Securities Act and Rule 14(f)-1 thereunder.

On February 20, 2013, Mr. Tony Liu was appointed as Chairman of the Audit Committee. Further, the Board determined that Mr. Liu meets the criteria to serve as an “audit committee financial expert” as defined in the SEC rules.

Mr. Wen Tao (Steve) Liu and Mr. Cao shall each be paid an annual cash compensation of $20,000 (prorated daily based on a 360 day year for any portion of the year if he serves for less than a full term) for their services as directors.

In connection with Mr. Tony Liu’s election as a director, the Company and Mr. Liu entered into an agreement under which he will be paid $30,000 per year (prorated daily based on a 360 day year for any portion of the year if he serves for less than a full term) for his services as a director.  In addition, Mr. Liu was granted a non-qualified stock option grant under the Company’s Amended and Restated 2011 Incentive Stock Option Plan to purchase 5,300 shares of the Company’s common stock.  The option vests in 36 equal installments on the 5th day of each month, commencing on April 5, 2013 and vesting in full on March 5, 2016.

A copy of the Form of Director Letter Agreement was previously filed as Exhibit 10.5 to our current report on Form 8-K filed February 12, 2013.

There are no family relationships between the Company and the directors named above.  The Company has had no transaction since the beginning of its last fiscal year, and has no transaction proposed, in which the directors, or any member of their immediate family, has a direct or indirect material interest.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on March 5, 2013, the Company (formerly named “EastBridge Investment Group Corporation” (“Parent”)) changed its name to “Cellular Biomedicine Group, Inc.” pursuant to a Certificate of Ownership and Merger (the “Certificate”) filed with the Office of Secretary of State of Delaware on February 26, 2013.  A copy of the Certificate is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference. The name change was effected by merging our wholly owned subsidiary, Cellular Biomedicine Group, Inc. (“Subsidiary”), with and into the registrant, pursuant to which Parent survived but adopted the name of Subsidiary. The merger and the resulting change of our name were approved by the unanimous written consent of our Board on February 19, 2013.

Item 8.01  Other Events

On March 4, 2013, the Company issued a press release announcing the name change and the new directors assuming office on the Board.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Ownership and Merger, filed with the Delaware Secretary of State, February 26, 2013

99.1	Press Release dated March 4, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: March 8, 2013	By:	/s/ Andrew Chan
Andrew Chan, Chief Financial Officer

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